UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2022 (March 11, 2022)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)
300 First Stamford Place, 5th Floor
Stamford, CT 06902
(Address of principal executive offices, including zip code)
(Registrant’s telephone number, including area code):(203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EGLE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2022, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Eagle Bulk Shipping Inc. (the “Company”) approved new equity grants pursuant to the Company’s Amended and Restated 2016 Equity Incentive Plan (the “Plan”) to Gary Vogel, the Company’s Chief Executive Officer, and to Frank De Costanzo, its Chief Financial Officer (each, an “Officer”). Mr. Vogel received a grant of a restricted stock unit award covering 23,247 target restricted stock units (“RSUs”) and Mr. De Costanzo received a grant of an RSU award covering 10,155 target RSUs.
In order to better align their long-term interests with those of the Company’s shareholders, 40% of each Officer’s RSUs will vest, if at all, in three substantially equal annual installments, while 60% of the RSUs are subject to achievement of specified performance goals with a three-year time vesting overlay, in each case subject to the Officer’s continued employment with the Company on the applicable vesting date.
The performance goals for the performance-vesting portion of each RSU award were established by the Committee based on budgets set in December 2021, and are divided between performance goals based on achievement of diluted earnings per share (“EPS”), as adjusted in accordance the award agreement, representing 40% of the entire award, and performance goals based on achievement of relative total shareholder return (“TSR”) compared to that of the Company’s performance peer group, representing 20% of the entire award. Each of these performance goals has threshold, target and maximum levels such that vesting may range from 0% to 200% of their respective share of the target amounts. Awards that become vested will be settled by the delivery of one share of the Company’s common stock for each RSU that vests on the applicable vesting date. All shares of common stock that are issued on vesting of RSUs due to achievement of TSR performance goals, if any, will be subject to a one-year holding period.
Unvested RSUs generally will be forfeited on termination of employment unless, however, if an Officer’s employment is terminated due to a severance-qualifying termination under his employment agreement, he will be credited with one additional year of vesting service under his RSU award.
The foregoing does not purport to be a complete description of the award agreements under the Plan pursuant to which the grants were made, and is qualified in its entirety by reference to the form of Restricted Stock Unit Award Agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Award Agreement under the Eagle Bulk Shipping Inc. Amended and Restated 2016 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: March 15, 2022	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer